ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of February 27, 2004, supplements the Management Agreement (the "Agreement")dated as of August 1, 1997, by and between American Century Mutual Funds, Inc. ("ACMF") and American Century Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACMF, and for such management shall receive the Applicable Fee set forth below:

                                                              Applicable
Name of Series             Name of Class             Fee Rate

Capital Growth Fund                 A Class                   1.00%
                                    B Class                   1.00%
                                    C Class                   1.00%

         2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                        AMERICAN CENTURY MUTUAL
                                                           FUNDS, INC.


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Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                  AMERICAN CENTURY INVESTMENT
                                                    MANAGEMENT, INC.


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Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President